Exhibit 99.1

http://www.ball.com/	Ann T. Scott 303-460-3537, ascott@ball.com Renee Robinson 303-460-2476, rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Renee Robinson 303-460-2476, rarobins@ball.com

Ball Reports First Quarter Results

Highlights

•    First quarter U.S. GAAP earnings per diluted share of 34 cents vs. 35 cents in 2018

•    First quarter comparable earnings per diluted share of 49 cents vs. 50 cents in 2018

•    Year-over-year results include dilutive impact of July 2018 U.S. steel food and steel aerosol business sale

•    Global beverage can volumes up 8 percent in first quarter

•    Global aluminum aerosol volumes up 4 percent in first quarter

•    Aerospace contracted backlog exceeds $2.1 billion; won not booked backlog exceeds $4.9 billion

•    Antitrust approval secured for sale of Chinese beverage manufacturing plants

•    2019 goals of $2 billion of comparable EBITDA, in excess of $1 billion of free cash flow and returning in excess of $1 billion to shareholders

BROOMFIELD, Colo., May 2, 2019 – Ball Corporation (NYSE: BLL) today reported, on a U.S. GAAP basis, first quarter 2019 net earnings attributable to the corporation of $117 million (including the net effect of after-tax charges of $50 million, or 15 cents per diluted share for business consolidation, debt refinancing and other non-comparable costs) or 34 cents per diluted share, on sales of $2.8 billion, compared to $125 million net earnings attributable to the corporation, or 35 cents per diluted share (including the net effect of after-tax charges of $55 million, or 15 cents per diluted share for the U.S. Tax Cuts and Jobs Act, business consolidation and other non-comparable costs), on sales of $2.8 billion in 2018. Ball’s first-quarter 2019 comparable net earnings were $167 million, or 49 cents per diluted share, compared to $180 million, or 50 cents per diluted share in 2018.

Results reflect the sale of the company’s U.S. steel food and steel aerosol business effective July 31, 2018. References to volume data represent units shipped in respective periods. Details of comparable segment earnings, business consolidation activities and other non-comparable items can be found in the notes to the unaudited condensed consolidated financial statements that accompany this news release.

“Growth trends in our packaging and aerospace businesses continue to gain momentum. During the quarter, higher than expected global can demand driven by customers’ shifting mix and new product launches to aluminum packaging helped drive stronger revenue growth. In North America, higher costs related to surplus U.S. aluminum scrap and higher than anticipated plant start-up costs affected first quarter results. We anticipate that these near-term cost pressures will moderate in the second half when new lines complete learning curves and more favorable contractual terms become effective, as well as in 2020 and beyond,” said John A. Hayes, chairman, president and chief executive officer.

“Beverage can growth appears to be accelerating to levels that are stronger and more sustainable than in the past 25 plus years. We welcome the opportunity to support growth for infinitely recyclable aluminum packaging from 11 new beverage can lines and two new extruded aluminum aerosol lines installed across our global plant network since the beginning of 2018. In aerospace, new program awards for Ball’s space hardware and capabilities will drive additional infrastructure investment and hiring to support multiple years of growth.”

Beverage Packaging, North and Central America

Beverage packaging, North and Central America, comparable segment operating earnings for the first quarter 2019 were $118 million on sales of $1.1 billion compared to $113 million on sales of $1 billion in the first quarter 2018.

Quarterly results improved due to mid-single digit can volume growth and continued favorable category and specialty can packaging mix shift in the sparkling water, beer, wine, energy and spiked sparkling seltzer categories, and were largely offset by unfavorable U.S. aluminum scrap rates, a challenging ramp up for two of four lines at our new Goodyear, Arizona, facility and incremental costs to serve double-digit specialty can growth.

Throughout 2019, continued volume growth, net fixed cost savings, lower start-up costs, customer product mix and improved aluminum can sheet quality are expected to add significantly to results.

Beverage Packaging, South America

Beverage packaging, South America, comparable segment operating earnings for the first quarter of 2019 were $68 million on sales of $441 million, compared to $98 million on sales of $459 million during the same period in 2018.

Low-teens segment volume growth was unable to offset fully the previously disclosed conclusion of the third-party end sales agreement as part of the Rexam acquisition. Industry can demand in South America remains particularly strong as beer customers continue to shift packaging mix from returnable glass to aluminum cans. The company’s new beverage can manufacturing plant in Paraguay is scheduled to begin production in late 2019.

Beverage Packaging, Europe

Beverage packaging, Europe, comparable segment operating earnings for the first quarter of 2019 were $64 million on sales of $638 million, compared to $60 million on sales of $609 million in the first quarter 2018.

First quarter segment earnings reflect low double-digit can demand growth across Europe offset by cost inflation, start-up costs and euro earnings translation. Segment volume was driven by packaging mix shift to cans in the water, carbonated soft drink and beer categories and strong growth for energy drinks.  New lines in the company’s existing Widnau, Switzerland, and Belgrade, Serbia, facilities began production in January.

Positive volume momentum continues as certain customers continue to adjust a portion of their packaging mix to aluminum beverage packaging from single-serve plastics, particularly in the United Kingdom.

Aerospace

Aerospace comparable segment operating earnings for the first quarter 2019 were $30 million on sales of $328 million, compared to $25 million on sales of $264 million in the first quarter 2018.

Year-to-date the company hired more than 300 people into this business with an additional 600 employees required within the next twelve months. Due to continued growth, our 2018 facility expansions in Westminster and Boulder, Colorado, have been fully utilized and additional infrastructure growth capital will be deployed in late 2019 and 2020. Contracts already won, but not yet booked into current contracted backlog, increased to $4.9 billion. Quarterly year-over-year segment earnings improvement will continue throughout 2019.

Non-reportable

Year-over-year results in non-reportable reflect the dilutive impact of the July 31, 2018, sale of the U.S. steel food and steel aerosol business partially offset by mid-single digit volume growth in the company’s retained global aluminum aerosol business driven by strong demand for personal care aluminum aerosol packaging for deodorant, hair care and body sprays. Additional businesses supporting non-reportable include aluminum beverage can manufacturing operations in AMEA and Asia. The company’s announced sale of its Chinese beverage can assets received antitrust approval and the transaction is expected to close in the second half of 2019. Despite the Chinese asset sale, non-reportable results are expected to improve year-over-year in the second half.

Outlook

“The company’s financial position is strong, our debt portfolio is well positioned with low, fixed interest rates and our recently amended and extended credit facility provides ample financial flexibility to invest in disciplined growth and return value to shareholders. Given the strength of our cash flow, leverage at optimal levels, last week’s dividend increase and our existing repurchase authorization, the company plans to return in excess of $1 billion to shareholders in 2019 and beyond,” said Scott C. Morrison, senior vice president and chief financial officer.

“Our focus on commercializing sustainable aluminum packaging solutions across our customers’ product categories and leveraging our aerospace capabilities with relevant government customers is translating into additional growth. We will continue to navigate short-term start-up inefficiencies and cost inflation to position Ball for the best long-term outcome in advance of contract renewals. While we still have much work to do to achieve our 2019 financial goals originally laid out in mid-2016, our longer term prospects continue to be bright, and we continue to drive toward our 2019 goals of $2 billion in comparable EBITDA, in excess of $1 billion in free cash flow and exceeding our long-term 10 to 15 percent diluted earnings per share growth goal this year,” Hayes said.

About Ball Corporation

Ball Corporation supplies innovative, sustainable packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 17,500 people worldwide and reported 2018 net sales of $11.6 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Conference Call Details

Ball Corporation (NYSE: BLL) will hold its first quarter 2019 earnings call today at 9 a.m. Mountain time  (11 a.m. Eastern). The North American toll-free number for the call is 888-222-3241. International callers should dial 303-223-4392. Please use the following URL for a webcast of the live call:

https://edge.media-server.com/m6/p/pri3eydh

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain time on May 2, 2019, until 11 a.m. Mountain time on May 9, 2019. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21920272. A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com/investors under “news and presentations.”

Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely," "positions" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions in any country affecting goods produced by us or in our supply chain, including imported raw materials, such as pursuant to section 232 of the U.S. Trade Expansion Act of 1962; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, including with respect to the Rexam PLC acquisition and its integration, or the associated divestiture; the effect of the acquisition or the divestiture on our business relationships, operating results and business generally.

# # #

Condensed Financial Statements (First Quarter 2019)

Unaudited Condensed Consolidated Statements of Earnings

	Three Months Ended
	March 31,
($ in millions, except per share amounts)	2019	2018

Net sales	$2,785	$2,785

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(2,253)	(2,237)
Depreciation and amortization	(170)	(180)
Selling, general and administrative	(127)	(112)
Business consolidation and other activities	(14)	(30)
	(2,564)	(2,559)

Earnings before interest and taxes	221	226

Interest expense	(77)	(73)
Debt refinancing and other costs	(4)	(1)
Total interest expense	(81)	(74)
Earnings before taxes	140	152
Tax (provision) benefit	(10)	(34)
Equity in results of affiliates, net of tax	(13)	7

Net earnings	117	125

Net earnings attributable to noncontrolling interests	-	-

Net earnings attributable to Ball Corporation	$117	$125

Earnings per share:
Basic	$0.35	$0.36
Diluted	$0.34	$0.35

Weighted average shares outstanding (000s):
Basic	334,239	350,215
Diluted	342,676	357,552

Condensed Financial Statements (First Quarter 2019)

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
($ in millions)	2019	2018

Cash Flows from Operating Activities:
Net earnings	$117	$125
Depreciation and amortization	170	180
Business consolidation and other activities	14	30
Deferred tax provision (benefit)	10	3
Other, net	47	8
Changes in working capital	(487)	(420)
Cash provided by (used in) operating activities	(129)	(74)
Cash Flows from Investing Activities:
Capital expenditures	(154)	(242)
Business dispositions	-	(45)
Other, net	(9)	3
Cash provided by (used in) investing activities	(163)	(284)
Cash Flows from Financing Activities:
Changes in borrowings, net	419	465
Net issuances (purchases) of common stock	(150)	(35)
Dividends	(34)	(35)
Other, net	(10)	(11)
Cash provided by (used in) financing activities	225	384
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	11	1
Change in cash, cash equivalents and restricted cash	(56)	27
Cash, cash equivalents and restricted cash - beginning of period	728	459
Cash, cash equivalents and restricted cash - end of period (a)	$672	$486

(a)	Includes $63 million of cash and cash equivalents reported in assets held for sale in Ball’s unaudited condensed consolidated balance sheet.

Condensed Financial Statements (First Quarter 2019)

Unaudited Condensed Consolidated Balance Sheets

	March 31,
($ in millions)	2019	2018

Assets
Current assets
Cash and cash equivalents	$603	$477
Receivables, net	1,885	2,090
Inventories, net	1,275	1,447
Other current assets	184	138
Assets held for sale	452	8
Total current assets	4,399	4,160
Property, plant and equipment, net	4,360	4,727
Goodwill	4,410	4,970
Intangible assets, net	2,137	2,432
Other assets	1,617	1,442

Total assets	$16,923	$17,731

Liabilities and Equity
Current liabilities
Short-term debt and current portion of long-term debt	$399	$337
Payables and other accrued liabilities	3,463	3,568
Liabilities held for sale	173	-
Total current liabilities	4,035	3,905
Long-term debt	6,719	7,131
Other long-term liabilities	2,520	2,557
Equity	3,649	4,138

Total liabilities and equity	$16,923	$17,731

Notes to the Condensed Financial Statements (First Quarter 2019)

1. Business Segment Information

Ball’s operations are organized and reviewed by management along its product lines and geographical areas and presented in the four reportable segments outlined below:

Beverage packaging, North and Central America:  Consists of operations in the U.S., Canada and Mexico that manufacture and sell metal beverage containers.

Beverage packaging, South America: Consists of operations in Brazil, Argentina and Chile that manufacture and sell metal beverage containers.

Beverage packaging, Europe:  Consists of operations in numerous countries in Europe, including Russia, that manufacture and sell metal beverage containers.

Aerospace: Consists of operations that manufacture and sell aerospace and other related products and the provision of services used in the defense, civil space and commercial space industries.

Other consists of non-reportable segments located in Africa, Middle East and Asia (beverage packaging, AMEA) and Asia Pacific (beverage packaging, Asia Pacific) that manufacture and sell metal beverage containers; a non-reportable segment that manufactures and sells aerosol containers, extruded aluminum aerosol containers and aluminum slugs (aerosol packaging); undistributed corporate expenses; intercompany eliminations and other business activities.

The company also has investments in operations in Guatemala, Panama, South Korea, the U.S. and Vietnam that are accounted for under the equity method of accounting and, accordingly, those results are not included in segment sales or earnings.

Notes to the Condensed Financial Statements (First Quarter 2019)

1. Business Segment Information (continued)

	Three Months Ended
	March 31,
($ in millions)	2019	2018

Net sales
Beverage packaging, North and Central America	$1,131	$1,035
Beverage packaging, South America	441	459
Beverage packaging, Europe	638	609
Aerospace	328	264
Reportable segment sales	2,538	2,367
Other	247	418
Net sales	$2,785	$2,785

Comparable operating earnings
Beverage packaging, North and Central America	$118	$113
Beverage packaging, South America	68	98
Beverage packaging, Europe	64	60
Aerospace	30	25
Reportable segment comparable operating earnings	280	296

Other (a)	(5)	4
Comparable operating earnings	275	300
Reconciling items
Business consolidation and other activities	(14)	(30)
Amortization of acquired Rexam intangibles	(40)	(44)
Earnings before interest and taxes	221	226

(b)	Includes undistributed corporate expenses, net, of $23 million and $22 million for the three months ended March 31, 2019 and 2018, respectively.

Notes to the Condensed Financial Statements (First Quarter 2019)

2. Non-Comparable Items

	Three Months Ended March 31,
($ in millions)	2019	2018

Non-comparable items - income (expense)
Beverage packaging, North and Central America
Business consolidation and other activities
Facility closure costs (1)	$(1)	$5
Individually insignificant items	-	(8)
Other non-comparable items
Amortization of acquired Rexam intangibles	(8)	(10)
Total beverage packaging, North and Central America	(9)	(13)

Beverage packaging, South America
Individually insignificant items	(1)	-
Other non-comparable items
Amortization of acquired Rexam intangibles	(14)	(14)
Total beverage packaging, South America	(15)	(14)

Beverage packaging, Europe
Business consolidation and other activities
Facility closure costs (2)	2	(10)
Individually insignificant items	(1)	-
Other non-comparable items
Amortization of acquired Rexam intangibles	(17)	(18)
Total beverage packaging, Europe	(16)	(28)

Other
Business consolidation and other activities
Rexam acquisition related compensation arrangements (3)	(4)	(11)
Transaction related costs for the China business sale (4)	(13)	-
Individually insignificant items	4	(6)
Other non-comparable items
Share of equity method affiliate non-comparable costs (5)	(12)	-
Amortization of acquired Rexam intangibles	(1)	(2)
Debt refinancing and other costs	(4)	(1)
Total other	(30)	(20)

Total business consolidation and other activities	(14)	(30)
Total other non-comparable items	(56)	(45)
Total non-comparable items	(70)	(75)

Tax effect on business consolidation and other activities	5	8
Tax effect on other non-comparable items	15	12
Total non-comparable tax items	20	20
Total non-comparable items, net of tax	$(50)	$(55)

Notes to the Condensed Financial Statements (First Quarter 2019)

2. Non-Comparable Items (continued)

(1)

In August 2017, the company announced the closure of its beverage can manufacturing facilities in Chatsworth, California, and Longview, Texas, and its beverage end manufacturing facility in Birmingham, Alabama. The Birmingham plant ceased production during the second quarter of 2018, and the Longview and Chatsworth plants ceased production during the third quarter of 2018. In December 2018, the company completed the sale of its closed manufacturing facility in Chatsworth, California. Charges in the first quarter of 2019 and credits in the first quarter of 2018 were the result of updated estimates for the costs of employee severance and benefits and facility shutdown costs.

(2)

In the second quarter 2017, the company closed its beverage packaging manufacturing facility in Recklinghausen, Germany. In the fourth quarter of 2018, the company closed its beverage packaging manufacturing facility in San Martino, Italy. Credits in the first quarter of 2019 and charges in the first quarter of 2018 were the result of updated estimates for the costs of employee severance and benefits and facility shutdown costs.

(3)	During the first quarters of 2019 and 2018, the company incurred charges for compensation arrangements associated with the Rexam acquisition and integration.

(4)

In December 2018, the company announced an agreement to sell its beverage packaging facilities in China. Charges for the first quarter 2019 were comprised of estimated employee severance costs and professional fees associated with the transaction.

(5)

The company recorded its proportional share of non-comparable costs of its equity method affiliate, Ball Metalpack.  Charges for the first quarter of 2019 are for purchase accounting related intangible amortization and business consolidation costs. These charges were recorded in the line equity in results of affiliates, net of tax in Ball’s unaudited condensed consolidated statements of earnings.

3. Non-U.S. GAAP Measures

Non-U.S. GAAP Measures – Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in the company's earnings releases and quarterly and annual regulatory filings. Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.  We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity and low visibility with respect to certain special items, including restructuring charges, business consolidation and other costs, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings and other non-comparable items.  These items are uncertain, depend on various factors and could be material to our results computed in accordance with U.S. GAAP.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (Comparable EBITDA), Comparable Operating Earnings, Comparable Net Earnings and Net Debt – Comparable EBITDA is earnings before interest, taxes, depreciation and amortization, business consolidation and other non-comparable costs. Comparable Operating Earnings is earnings before interest, taxes, business consolidation and other non-comparable costs. Comparable Net Earnings is net earnings attributable to Ball Corporation before business consolidation and other non-comparable costs after tax. We use Comparable EBITDA, Comparable Operating Earnings and Comparable Net Earnings internally to evaluate the company's operating performance. Net Debt is total debt less cash and cash equivalents, which are derived directly from the company’s financial statements. Ball management uses Net Debt to Comparable EBITDA and Comparable EBITDA to interest expense as metrics to monitor the credit quality of Ball Corporation.

Please see the company’s website for further details of the company’s non-U.S. GAAP financial measures at www.ball.com/investors under the “FINANCIALS” tab.

Notes to the Condensed Financial Statements (First Quarter 2019)

3. Non-U.S. GAAP Measures (continued)

A summary of the effects of the above transactions on after tax earnings is as follows:

	Three Months Ended
	March 31,
($ in millions, except per share amounts)	2019	2018

Net earnings attributable to Ball Corporation	$117	$125
Add: Business consolidation and other activities	14	30
Add: Amortization of acquired Rexam intangibles	40	44
Add: Share of equity method affiliate non-comparable costs	12	-
Add: Debt refinancing and other costs	4	1
Less: Non-comparable taxes	(20)	(20)
Net earnings attributable to Ball Corporation before above transactions (Comparable Net Earnings)	$167	$180
Per diluted share before above transactions	$0.49	$0.50

A summary of the effects of the above transactions on earnings before interest and taxes is as follows:

	Three Months Ended
	March 31,
($ in millions)	2019	2018

Net earnings attributable to Ball Corporation	$117	$125
Add: Net earnings attributable to noncontrolling interests	-	-
Net earnings	117	125
Less: Equity in results of affiliates, net of tax	13	(7)
Add: Tax provision (benefit)	10	34
Earnings before taxes	140	152
Add: Total interest expense	81	74
Earnings before interest and taxes	221	226
Add: Business consolidation and other activities	14	30
Add: Amortization of acquired Rexam intangibles	40	44
Comparable Operating Earnings	$275	$300

Notes to the Condensed Financial Statements (First Quarter 2019)

3. Non-U.S. GAAP Measures (continued)

A summary of Comparable EBITDA and Net Debt is as follows:

Twelve Months Ended
($ in millions, except ratios)	March 31, 2019

Net earnings attributable to Ball Corporation	$446
Add: Net earnings attributable to noncontrolling interests	(1)
Net earnings	445
Less: Equity in results of affiliates, net of tax	15
Add: Tax provision (benefit)	161
Earnings before taxes	621
Add: Total interest expense	309
Earnings before interest and taxes (EBIT)	930
Add: Business consolidation and other activities (a)	175
Add: Amortization of acquired Rexam intangibles (a)	160
Comparable Operating Earnings	1,265
Add: Depreciation and amortization	692
Less: Amortization of acquired Rexam intangibles (a)	(160)
Comparable EBITDA	$1,797

Interest expense	$(305)

Total debt at period end	$7,118
Less: Cash and cash equivalents	(603)
Net Debt	$6,515

Comparable EBITDA/Interest Expense (Interest Coverage)	5.9x
Net Debt/Comparable EBITDA	3.6x

(a)	For detailed information on these items, please see the respective quarterly filings and/or earnings releases, which can be found on our website at www.ball.com.

Notes to the Condensed Financial Statements (First Quarter 2019)

3. Non-U.S. GAAP Measures (continued)

	Twelve	Less: Three	Add: Three	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31,	March 31,	March 31,	March 31,
($ in millions, except ratios)	2018	2018	2019	2019

Net earnings attributable to Ball Corporation	$454	$125	$117	$446
Add: Net earnings attributable to noncontrolling interests	(1)	-	-	(1)
Net earnings	453	125	117	445
Less: Equity in results of affiliates, net of tax	(5)	(7)	13	15
Add: Tax provision (benefit)	185	34	10	161
Earnings before taxes	633	152	140	621
Add: Total interest expense	302	74	81	309
Earnings before interest and taxes (EBIT)	935	226	221	930
Add: Business consolidation and other activities (a)	191	30	14	175
Add: Amortization of acquired Rexam intangibles (a)	164	44	40	160
Comparable Operating Earnings	1,290	300	275	1,265
Add: Depreciation and amortization	702	180	170	692
Less: Amortization of acquired Rexam intangibles (a)	(164)	(44)	(40)	(160)
Comparable EBITDA	$1,828	$436	$405	$1,797

Interest expense	$(301)	$(73)	$(77)	$(305)

Total debt at period end				$7,118
Less: Cash and cash equivalents				(603)
Net Debt				$6,515

Comparable EBITDA/Interest Expense (Interest Coverage)				5.9	x
Net Debt/Comparable EBITDA				3.6	x

(a)	For detailed information on these items, please see the respective quarterly filings and/or earnings releases, which can be found on our website at www.ball.com.